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                                                                     Exhibit 2.2

                             SHAREHOLDERS AGREEMENT

          This Shareholders Agreement is made and entered into as of the 5th day of February, 1996 among FSI International, Inc., a Minnesota corporation ("FSI"), and the shareholders of Semiconductor Systems, Inc., a California corporation ("SSI"), listed in the Annex to this Agreement (the "Shareholders"). FSI and the Shareholders are referred to collectively herein as the "Parties."

          FSI, Spectre Acquisition Corp., a California corporation and wholly owned subsidiary of FSI ("Spectre"), and SSI are entering into an Agreement and Plan of Reorganization concurrently herewith (the "Reorganization Agreement"). Certain terms used herein without definition shall have the meanings ascribed thereto in the Reorganization Agreement.

          The Reorganization Agreement contemplates a transaction in which Spectre will merge with and into SSI, whereby the outstanding shares of Common Stock of SSI will be converted into shares of Common Stock of FSI.

          FSI and SSI make certain representations, warranties and covenants in the Reorganization Agreement which will survive the Closing for purposes of potential indemnification. The Shareholders wish to provide for post-Closing indemnification to FSI against breaches of these representations, warranties and covenants and to make certain other covenants among themselves.

          Now, therefore, in consideration of the premises and the mutual promises herein made, FSI and the Shareholders agree as follows.

          1.  Definitions.
              -----------

          Capitalized terms used in this Shareholders Agreement and not otherwise defined herein shall have the same meanings as used in the Reorganization Agreement. In addition:

          "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For the purpose of this definition, "control" means the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

          "Annex" has the meaning set forth in Section 2 below.

          "Party" has the meaning set forth in the preface above.

          "Reorganization Agreement" has the meaning set forth in the preface above.

          "Requisite Shareholders" means the Shareholders holding a majority in interest of the total number of shares of SSI Common Stock that all of the Shareholders hold in the aggregate as set forth in the Annex.

          "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profit, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any arrangements or
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agreements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          "Transfer Taxes" means all Taxes, other than Taxes measured by net income, incurred or imposed by reason of the sale, assignment, transfer of title or conveyance of (i) the assets and liabilities of SSI as a result of the Merger or (ii) the Common Stock of SSI, regardless upon whom such Taxes are levied or imposed by law, including without limitation sales, excise, use, stamp, documentary, filing, recording, permit, license, authorization, intangible and similar Taxes.

          2. Representations and Warranties of the Shareholders. Each of the Shareholders severally represents and warrants to FSI that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2) with respect to himself, except as set forth in the Annex attached hereto (the "Annex").

          (a) Authorization. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions.

          (b) Noncontravention. Neither the execution and the delivery of this Agreement by the Shareholder, nor the performance by the Shareholder of his obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of the government, governmental agency, or court to which the Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

          (c) SSI Shares. The Shareholder holds of record the number of shares of Common Stock of SSI set forth next to his name on the Annex.

          3. Agreement and Joinder. Each Shareholder hereby agrees to indemnify the Indemnitees to the extent and pursuant to and in accordance with the terms and provisions set forth in the Article VII of the Reorganization Agreement, as if each Shareholder were a party to such Reorganization Agreement. In addition, each Shareholder hereby confirms the appointment of Michael L. Parodi as the Securityholder Agent of the Shareholders, all as provided in
Article VII of the Reorganization Agreement. The authority given to the Securityholders Agent under the Reorganization Agreement is granted and conferred in consideration of and subject to the interests of the other Shareholders and shall be irrevocable and shall not be terminated by the Shareholder or by any other event (including without limitation the death or incapacity of the Shareholder), whether by operation of law or otherwise, except as provided in Section 7.12 of the Reorganization Agreement.

          4. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of the Reorganization Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to

                                      -2-
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indemnification therefor under the Reorganization Agreement). The Shareholders acknowledge and agree that from and after the Closing FSI will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to SSI .

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under the Reorganization Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving SSI , each of the other Parties will cooperate with the contesting or defending Party and such Party's counsel in the contest or defense and provide such testimony and access to such Party's books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 4 below).

          5.  Tax Agreements and Obligations
              ------------------------------

          (a) Tax Liabilities. The Shareholders shall be responsible and liable for 50% of any and all Transfer Taxes.

          (b) Tax Records. On the Closing Date, SSI shall retain all of its Tax records in its possession. Within 10 days after the Closing Date, the Shareholders shall deliver to the Surviving Corporation or FSI all of the Tax records of SSI and records relating to the business of SSI that are in the Shareholders' and their Affiliates possession. The Shareholders may retain a copy of such Tax records. The Shareholders, the Surviving Corporation, FSI and their Affiliates shall make available to each other for inspection and copying during normal business hours, in connection with and with respect to matters that are relevant to the preparation of Tax returns, Tax audits and Tax litigation, all Tax records in their possession relating to SSI and its activities, assets, and business. The Shareholders, the Surviving Corporation, FSI and their Affiliates shall preserve and keep such Tax records in their possession until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by law, but in any event for a period not less than seven complete tax years after the Closing Date. Notwithstanding the foregoing, any of such parties may dispose of such records if 90 days advance written notice of intent to dispose is given to the other parties beforehand. Such notice shall be delivered in accordance with the notice provisions set forth in this Agreement and shall include a list of the records to be disposed of describing each file, book or other record accumulation being disposed in reasonable detail. Each notified party shall have the opportunity, at its cost and expense, to copy or remove, within such ninety day period, all or any part of such Tax records. For the purposes of this Section 5(b), Tax records include, without limitation, journal vouchers, cash vouchers, general ledgers, material contracts, and authorizations for expenditures.

          (c) Tax Assistance and Cooperation. For a period of seven years from and after the Closing Date, FSI, the Surviving Corporation and the Shareholders shall (i) cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax return or report, amended return or report, claim for refund and any tax claim or litigation in respect of SSI that include whole or partial taxable periods, activities, operations or events prior to the Effective Date, which cooperation shall include, but not be limited to, preserving and making available to the other all information, records, and documents in their possession or control relating to liabilities for Taxes associated with the operation of SSI prior to the Effective Date, and (ii) make available to the other as reasonably requested and available, personnel responsible for preparing, maintaining and interpreting information, records and documents in connection

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with Taxes as well as related litigation. Any information provided or obtained under this Section 5(c) shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or reports, refund claims, audits, tax claims and litigation. The Surviving Corporation and the Shareholders shall provide the other with prompt notice in writing of any pending or threatened tax audits, assessments or proceedings that they become aware of related to the business or operations of SSI for whole or partial periods prior to the Closing Date; provided that in any event such notice shall not be given more than 10 business days after such party learns of such pending or threatened tax audit, assessment or proceeding. Such notice shall contain factual information (to the extent known) describing the asserted tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from or with any tax authority in respect of any such matters. The Shareholders shall not compromise any audit issue affecting SSI or its business for whole or partial periods from and after the Effective Date without advising the Surviving Corporation and FSI in writing of the issues, risks and proposed compromise. Where such compromise will affect any Taxes for which the Surviving Corporation or FSI is liable and the Shareholders have received notice from the Surviving Corporation or FSI concerning such effect, then, notwithstanding the foregoing provisions of this Section 5(c) to the contrary, the Shareholders will not compromise such issue without the Surviving Corporation's or FSI's written consent, as the case may be, which consent will not be unreasonably withheld. The Surviving Corporation and FSI shall not compromise any audit issue affecting the Shareholders for whole or partial periods from and after the Effective Date without advising the Securityholder Agent in writing of the issues, risks and proposed compromise. Where such compromise will affect any Taxes for which the Shareholders are liable, then, notwithstanding the foregoing provisions of this Section 5(c) to the contrary, neither the Surviving Corporation nor FSI will compromise such issue without the Securityholder Agent's written consent, which consent will not be unreasonably withheld. Reasonable out-of-pocket expenses with respect to such contests shall be borne by Shareholders and the Surviving Corporation or FSI in proportion to their responsibility for such Taxes. The noncontrolling party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.

          (d) Tax Returns. The Shareholders shall prepare and file, or cause to be prepared and filed, when due (i) all Tax returns and reports related to SSI and the direct or indirect ownership of SSI which were required to have been filed or furnished before the Effective Date, (ii) returns and reports for Transfer Taxes which were required to have been filed or furnished on or before the Effective Date, and (iii) returns the Shareholders must file by law. FSI shall timely prepare and file, or cause to be prepared and filed, when due all other Tax returns and reports that are related to SSI and the direct or indirect ownership of SSI, including all income and franchise Tax returns and reports of SSI which are required to be filed after the Closing with respect to tax periods ending before the Effective Date. Returns and reports prepared and filed by the Surviving Corporation or FSI for pre-Effective Date periods shall be prepared consistently with past tax accounting practices used with respect to SSI's returns and reports, including elections, accounting methodologies and asset write-off periods, and to the extent any return or report items are not covered by such past practices, in accordance with practices selected by the Surviving Corporation or FSI. The Surviving Corporation or FSI shall provide the Securityholder Agent with a copy of any income Tax returns and reports (and supporting schedules) of SSI prepared by them for pre-Effective Date periods, in the form proposed to be filed by the Surviving Corporation or FSI, at least 15 days in advance of the due date for income Tax returns (taking into account any extension of time to file). The Securityholder Agent shall have the right to approve such returns or reports prior to their filing (provided such approval shall not be unreasonably withheld). The Securityholder Agent and the Surviving Corporation or FSI shall attempt in good faith to resolve any issues arising out of the review of such returns or reports. If, within a reasonable period of time prior to the due date for filing any such return (taking into account any extension of time to file), the Securityholder Agent has not so approved such return for filing, then the Surviving Corporation and FSI shall promptly, and, no later than 10 days prior to the due date for filing such return,

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appoint an independent public accounting firm, reasonably acceptable to both parties, to resolve the specific issues preventing approval by the Securityholder Agent. The appointed accounting firm shall resolve such issues in accordance with this Section 5(d) no later than five days prior to the due date for filing such return. The determination of the appointed accounting firm shall be final and binding on all of the parties, and such return shall be filed based upon such resolution. The fees and expenses of such accounting firm in resolving any such dispute shall be borne equally by FSI and the Shareholders.

          6. Termination of Shareholder Arrangements. Each of the Shareholders hereby agrees to terminate, effective as of the Closing Date, any and all agreements between SSI and such Shareholder that contain any registration, voting, rights of first refusal or other similar rights and where such rights would otherwise survive the Merger.

          7. Termination. This Agreement shall terminate if and only if the Reorganization Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof.

          8.  Miscellaneous.

          (a) Exclusivity. None of the Shareholders will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of SSI (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) except for actions by such individuals in their capacities as officers of SSI and where the failure to take such actions would, based upon the advice of outside legal counsel, be a breach of fiduciary duty under applicable law, participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their shares of SSI Common Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange.

          (b) No Third Party Beneficiaries. Except as herein provided (including pursuant to Article VII of the Reorganization Agreement), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any such Party's rights, interests, or obligations hereunder with the prior written approval of FSI and the Requisite Shareholders; provided, however, that FSI may assign any or all of its rights and interests hereunder to one or more of its Affiliates.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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          (g) Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Shareholders:                            Copy to:

     Michael L. Parodi, Jr., Securityholder Agent       Wilson, Sonsini, Goodrich & Rosati
     47003 Mission Falls Court                          650 Page Mill Road
     Freemont, California  94539                        Palo Alto, California  94304
                                                        Attention:  Michael J. Danaher, Esq.

     If to FSI International, Inc.:                     Copy to:

     FSI International, Inc.                            Faegre & Benson PLLP
     322 Lake Hazeltine Drive                           2200 Norwest Center
     Chaska, Minnesota 55318                            90 South Seventh Street
     Attention:  Chief Financial Officer                Minneapolis, Minnesota  55402
                                                        Attention:  Douglas P. Long, Esq.

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by FSI and either the Securityholder Agent or the Requisite Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

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          (l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (m) Incorporation of Annex. The Annex is incorporated herein by reference and made a part hereof.


                 [THIS PORTION WAS LEFT INTENTIONALLY BLANK.]

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                        FSI INTERNATIONAL, INC.


                        By: /s/ BENNO G. SAND
                            ------------------------------------------
                         Title: Executive Vice President and
                                --------------------------------------
                                 Chief Financial Officer
                                 -------------------------------------



                        SHAREHOLDERS


                            /s/ QUI VAN NGUYEN
                        ----------------------------------------------
                                          (signature)


                                        Qui Van Nguyen
                        ----------------------------------------------
                                            (print)


                             /s/ MICHAEL E. VAN DE VEN
                        ----------------------------------------------
                                          (signature)


                                     Michael E. Van De Ven
                        ----------------------------------------------
                                            (print)


                             /s/ RONALD E. LINDQUIST
                        ----------------------------------------------
                                          (signature)


                                      Ronald E. Lindquist
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                                            (print)


                             /s/ JOHN STEPHENS
                        ----------------------------------------------
                                          (signature)


                                         John Stephens
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                                            (print)


                             /s/ MICHAEL L. PARODI
                        ----------------------------------------------
                                          (signature)


                                       Michael L. Parodi
                        ----------------------------------------------
                                            (print)

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                            /s/ LOUIE C. FREDRIKSZ
                        ----------------------------------------------
                                          (signature)


                                      Louie C. Fredriksz
                       -----------------------------------------------
                                            (print)


                            /s/ RICHARD K. FEY
                       -----------------------------------------------
                                          (signature)


                                        Richard K. Fey
                       -----------------------------------------------
                                            (print)


                           /s/ DOUGLAS K. AMIS
                       -----------------------------------------------
                                          (signature)


                                        Douglas K. Amis
                       -----------------------------------------------
                                            (print)


                            /s/ ROBERT E. MILLER
                       -----------------------------------------------
                                          (signature)


                                        Robert E. Miller
                       -----------------------------------------------
                                            (print)


                            /s/ STEVE G. CRUICKSHANK
                       -----------------------------------------------
                                          (signature)


                                      Steve G. Cruickshank
                       -----------------------------------------------
                                            (print)


                            /s/ RICHARD T. BENVENTANO
                       -----------------------------------------------
                                          (signature)


                                      Richard T. Benventano
                       -----------------------------------------------
                                            (print)


                            /s/ MELVILLE H. MADDEN
                       -----------------------------------------------
                                          (signature)


                                        Melville H. Madden
                       -----------------------------------------------
                                            (print)

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                            /s/ GERALD E. MASTERSON
                        ----------------------------------------------
                                          (signature)


                                     Gerald E. Masterson
                        ----------------------------------------------
                                            (print)

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